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                                                                   Exhibit 10(a)


                 Amendment to the 2003 Long-Term Incentive Plan


RESOLVED that, subject to the approval of the Company's shareholders, the 2003 Long-Term Incentive Plan (the "2003 Plan") shall be amended to increase the number of shares authorized for issuance of Awards under Section 4(b) of the 2003 Plan from 2,500,000 to 7,000,000, subject to adjustment for Awards that are forfeited or otherwise settled without the delivery of shares, as described in the 2003 Plan (the "Amendment").